Exhibit 10.4

CALL OPTION AGREEMENT

This CALL OPTION AGREEMENT (this “Agreement”) is made as of February 23, 2015 (the “Effective Date”) by and between PACIFIC ENERGY DEVELOPMENT CORP., a corporation existing under the laws of the State of Nevada (“PEDCO”), and is acknowledged by Pedevco Corp., a Texas corporation (the “Parent” or “PEDEVCO”), and GOLDEN GLOBE ENERGY (US), LLC, a limited liability company existing under the laws of the State of Delaware (“GGE”).  All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Purchase Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Caspian Energy Inc., a corporation existing under the laws of Ontario, Canada (“CEI”), Caspian Energy Limited, a corporation existing under the laws of Ontario, Canada, Asia Sixth Energy Resources Limited (“Asia Sixth”), Groenzee B.V., private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) existing under the laws of the Netherlands, PEDCO, Giant Dragon Enterprises Limited, a company existing under the laws of the British Virgin Islands, Acap Limited, a company existing under the laws of the British Virgin Islands, and RJ Credit, LLC, are parties to that certain Share Purchase Agreement dated as of August 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, PEDCO currently holds a promissory note, principal amount US$5,000,000, issued by Asia Sixth to PEDCO as the beneficiary thereof on August 1, 2014 pursuant to the Purchase Agreement (the “Promissory Note”);

WHEREAS, after giving effect to the transactions contemplated by the Purchase Agreement, including the assignment by PEDCO or its nominee(s) of the Promissory Note to CEI, PEDCO or its nominee(s) will own such number of common shares in the capital of CEI (the “Common Shares”) representing approximately 5.0% of the issued and outstanding Common Shares, subject to further dilution or accretion prior to the Closing Date (as defined in the Purchase Agreement) (the “PEDCO Shares”);

WHEREAS, PEDCO desires to grant to GGE under certain circumstances the right to cause PEDCO or its nominee(s) to transfer to GGE all (100%) of (i) the Promissory Note to GGE, or, (ii) if the PEDCO Shares have been issued to PEDCO in exchange for the Promissory Note as contemplated under the Purchase Agreement, all (100%) of the PEDCO Shares received by PEDCO upon exchange of the Promissory Note (the “Option Shares”) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Call Option.  From and after the Effective Date to and including the first anniversary of the Effective Date (the “Option Period”), upon delivery by GGE of a Call Notice (as defined in Section 2) to PEDCO (the “Call”), PEDCO hereby agrees, or agrees to cause its nominee(s), to sell, assign and convey to GGE and GGE hereby agrees to purchase and accept from PEDCO or such nominee(s), for a purchase price of $100,000 (the “Purchase Price”) payable by GGE to PEDCO, either (i) the Promissory Note, or, in the event PEDCO Shares have been issued to PEDCO in exchange for the Promissory Note as contemplated under the Purchase Agreement, the Option Shares.  During the Option Period, PEDCO shall not transfer or assign the Promissory Note or the Option Shares without GGE’s prior written consent.

2.           Call Notice.  GGE may, at any time during the Option Period, deliver to PEDCO a written notice electing to have PEDCO or its nominee(s) consummate the Call (the “Call Notice”). Such Call Notice shall include a reference to a closing date for the Call (such date being not be more than 10 days after that date of the Call Notice and being referred to as the “Call Date”).  Any Call Notice provided by GGE may be withdrawn at any time prior to the Call Date.

3.           Delivery of Promissory Note or Option Shares.  On the Call Date set forth in the Call Notice and upon delivery by GGE to PEDCO of the Purchase Price, PEDCO shall, or shall cause it nominee(s) to, transfer and assign to GGE, or as GGE shall direct, (i) the Promissory Note or, (ii) in the event PEDCO Shares have been issued to PEDCO in exchange for the Promissory Note as contemplated under the Purchase Agreement, the Option Shares, in either case free of all Liens.  In the event contractual lockups or applicable law or regulation restricts PEDCO’s ability to transfer and assign the Promissory Note or Option Shares to GGE, the Call Date shall be extended to the such date as the transfer and assignment of the Promissory Note or Option Shares may be consummated in accordance with such contractual lockups, applicable law or regulations.

4.           In the event this Agreement shall be deemed to be an impediment in abtaining any governemen or regulatory approvals as outlined in the Purchase Agreement, GGE, PEDEVCO and PEDCO shall seek a reasonable and mutually agreeable resolution of how to resolve such impediment.

5.           Modification.  This Agreement, together with any and all documents executed concurrently herewith or referred to herein, contains the entire understanding among the parties and supersedes any and all prior agreements among them, and no modification, alteration or change in the terms hereof shall be effective unless same shall be in writing and signed by all of the parties hereto.

6.           Assignment.  PEDCO shall not assign its rights or obligations under this Agreement without the consent of GGE, which consent may be withheld in the sole discretion of GGE.  GGE may assign it rights and obligations under this Agreement without the consent of PEDCO.

7.           Further Assurances.  The parties hereto each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

8.           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

9.           Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when 1) delivered by hand (with written confirmation of receipt), 2) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or 3) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the address for such party for notices under the Purchase Agreement (or to such other address as a party may designate by written notice to the other parties).

10.           Expenses.  Each of the parties shall bear all costs and expenses (including the fees and disbursements of legal counsel, brokers, financial and tax advisers, consultants and accountants) incurred in connection with this Agreement.

11.           Public Disclosure.  GGE agrees and acknowledges that PEDCO’s parent company, PEDEVCO Corp., shall be required to, and shall, publicly disclose the entry into this Agreement, and the transactions contemplated hereby, in its public filings with the United States Securities and Exchange Commission and related public disclosures.

12.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions relating to the subject matter thereof, whether oral or written.  There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties relating to the subject matter hereof except as specifically set forth in this Agreement.  Neither of the parties has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement.

13.           Amendments. This Agreement may only be amended, supplemented or otherwise modified by written agreement between the PEDCO and GGE.

14.           Waiver.  No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the party to be bound thereby.

15.           Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect, without amendment.

16.           Assignments.  This Agreement shall become effective when executed by the parties and thereafter shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

17.           Governing Law.  This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California, without regard to conflict of law principles and each of the parties irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the State of California.

18.           Counterparts.  This Agreement may be executed in any number of separate counterparts (including by facsimile or other electronic means) and all such signed counterparts shall together constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GOLDEN GLOBE ENERGY (US), LLC By: /s/Ezra Beren Ezra Beren Authorized Signatory

PACIFIC ENERGY DEVELOPMENT CORP. By: /s/Michael Peterson Michael L. Peterson President and CFO

PEDEVCO CORP. By: /s/Michael Peterson Michael L. Peterson President and CFO